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                                   EXHIBIT 3.5

                               ARTICLES OF MERGER
                              (Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

First: The name and jurisdiction of the surviving corporation is:

Name                                                                Jurisdiction
----                                                                ------------
Forge, Inc.                                                         Delaware
-------------------------------------------------                   ------------

Second: The name and jurisdiction of each merging corporation is:

Name                                                                Jurisdiction
----                                                                ------------
emailthatpays.com, Inc.                                             Florida
-------------------------------------------------                   ------------

Third:   The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State

Fifth:   Adoption of Merger by surviving corporation - The Plan of Merger was adopted by the shareholders of the surviving corporation on May 13, 2002.

Sixth:   Adoption of Merger by merging corporation - The Plan of Merger was adopted by the shareholders of the merging corporation on May 2, 2002.



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Seventh: SIGNATURES FOR EACH CORPORATION
         -------------------------------
                                                     Typed or Printed Name of
Name of Corporation           Signature              Individual & Title
-------------------           ---------              ------------------------

emailthatpays.com, Inc.       /s/ Daniel Hunter      Daniel Hunter, CEO
-----------------------       -----------------      ------------------

Forge, Inc.                   /s/ Daniel Hunter      Daniel Hunter, CEO
-----------------------       ------------------     ------------------



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